EXHIBIT 10 a)

STATE BANCORP, INC.
DEFERRED COMPENSATION ARRANGEMENTS

The following is a description of the deferred compensation arrangements that the Company has made available to selected officers and directors of the Company’s wholly owned subsidiary, State Bank of Long Island, and its subsidiaries (collectively, the “Bank”) for which no formal plan documents exist and which have been implemented through standard forms of individual agreements with the participating officers and directors (“Participants”). This description is provided pursuant to Item 601(b)(10)(iii) of Regulation S-K. Deferral of bonus payments is permitted under the terms of the plan documents for the Bank’s Incentive Award Plan.

There are three categories of deferred compensation arrangements for which there is no written plan document: Supplemental Employee Retirement Plan Deferred Compensation; Agreements for the Deferral of Director’s Fees and Salary Deferral Agreements. In April 2004, the Bank entered into Agreements with the Participants to provide for uniformity of payments by requiring the Participant to elect a single form of payment for payouts under all categories. Participants may elect to take payments in a lump sum or over 36 or 60 months. A copy of that form of agreement is annexed as Exhibit 10(a)(i).

SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN DEFERRED COMPENSATION

The Board of Directors of the Bank has authorized the Bank to enter into a standard form of agreement with officers of the Bank to provide a non-qualified deferred compensation arrangement for each officer for whom contributions under the Company’s Employee Stock Ownership Plan (“ESOP”) and 401(k) Plan are limited by the applicable provisions of the Internal Revenue Code. The agreements provide for a credit to a deferred compensation account for the officer of an amount equal to the excess of: (A) the amount of the contribution to the ESOP and the 401(k) Plan for such officer in the absence of such Internal Revenue Code limitations over (B) the actual amount of such contribution. Amounts credited accrue interest, during each calendar month, at the Bank's Prime Rate as in effect on the first day of such calendar month. All accounts are unfunded and general obligations of the Bank. A copy of the form of Agreement, as amended, is annexed as Exhibit 10(a)(ii). All of the executive officers of the Company and the Bank have entered into a Supplemental Employee Retirement Plan Deferred Compensation Agreement with the Bank.

AGREEMENTS FOR THE DEFERRAL OF DIRECTOR’S FEES

The Board of Directors of the Bank has authorized the Bank to enter into a standard form of agreement with directors of the Bank who elect to defer the receipt of all or any portion of their director’s compensation. Amounts deferred are allocated to a deferred compensation account. Amounts credited accrue interest, during each calendar month, at the Bank's Prime Rate as in effect on the first day of such calendar month. All accounts are unfunded and general obligations of the Bank. A copy of the form of Agreement, as amended, is annexed as Exhibit 10(a)(iii). The following directors have entered into Agreements for the Deferral of Director’s Fees: Thomas F. Goldrick, Jr., Daniel T. Rowe,
Richard W. Merzbacher and Arthur Dulik, Jr.

SALARY DEFERRAL AGREEMENTS

The Board of Directors of the Bank has authorized the Bank to enter into a standard form of agreement with selected key employees who elect to defer the receipt of all or any portion of their salary. Amounts deferred are allocated to a deferred compensation account. Amounts credited accrue interest, during each calendar month, at the Bank's Prime Rate as in effect on the first day of such calendar month. All accounts are unfunded and general obligations of the Bank. A copy of the form of Agreement, as amended, is annexed as Exhibit 10(a)(iv). The following executive officers of the Bank have entered into Salary Deferral Agreements: Thomas F. Goldrick, Jr., Daniel T. Rowe and Brian K. Finneran. Mr. Goldrick and Mr. Finneran subsequently discontinued salary deferrals.